PDL™

Third Quarter 2017 Financial Results Conference Call

November 2, 2017

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income, and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits of our investment in Noden Pharma DAC and LENSAR, Inc.;
- The ability of PDL's licensees to receive regulatory approvals to market and launch new royalty-bearing products and whether such products, if launched, will be commercially successful;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL™

Building Value Through Investments

- Focused on growth in order to continue value creation for shareholders.
- Strong financial position enables us to continue to seek high quality acquisition candidates. Pleased with caliber of investment opportunities.
  - Finished third quarter with over $500 million in cash.
  - Made public offer last week to acquire Neos Therapeutics.
- Have completed two significant equity transactions since summer of 2016—Noden Pharma and LENSAR.
- Built rich portfolio of income generating assets from which we are reaping the benefits—especially relating to royalties from Depomed asset.

Noden Background

- Noden Pharma
  - Platform upon which to build a specialty pharmaceutical company.
  - PDL now owns 100% of Noden companies.
  - Noden already has two products on the market—both indicated for hypertension.
    - Tekturna and Tekturna HCT, as they are known in the US, and Rasilez® and Rasilez HCT®, as they are known in the rest of the world.
  - Domiciled in Ireland and has operating companies in US and EU.

PDL™

Building Profitable Growth in US

- Reported revenues on the Noden products for Q317 of $15.1 million.
- In the process of turning the trajectory toward profitable growth.
- Noden products have not been adequately marketed for several years.
- Very capable sales team of 65 people now in place.
- Refining positioning of the products to focus on specific types of patients based on recent market research.

PDL™

Messages from the Sales Team

- Hypertension is a generic market with a large unmet need but very little promotional activity. It is exactly the kind of market where a relatively small commercial team, promoting a product that addresses a significant part of that unmet need, can have an impact.
- Almost 1 out of 2 hypertensive patients are not at goal and the target for blood pressure is likely to go down for patients at risk.
- Close to 1 in 8 patients cannot tolerate ACE inhibitors or Angiotensin Receptor Blockers, or ARBs, so this represents a large cohort where Tekturna is uniquely positioned to be a drug of choice.
- Tekturna is an important therapy for the treatment of hypertension. Only approved Direct Renin Inhibitor offers hope to patients intolerant of or unresponsive to other treatments.

PDL™

Maximizing Profitability– Ex US

- On track in transferring marketing authorizations for Rasilez to our country distributors and starting to book sales.
  - Expect the transfers to be complete in most markets by year end, with some Asian markets being completed in early 2018.
- Assessing each country on a case-by-base basis.
- Discontinued Rasilez in France where product wasn't profitable.
- Will evaluate team's proposals to resume promotion in other markets given potential ROI in those markets.

PDL™

Dominique Monnet, President

- PDL appointed Dominique Monnet to position of president.
- Brought over 30 years international biotech/pharma business experience.
- Will work closely with Noden's leadership and on future PDL acquisitions.
- Believe his proven track record of achieving commercial success with other biotech/pharma companies will benefit our current products and enable further growth.

PDL™

Neos Therapeutics

16 Royalty & Debt Investments

9 Current Deals

Deal type	Company	Amount	Date	Note
Royalty Transaction/ Senior Secured Financing	Wellstat Diagnostics, LLC	$44,000,000	November 2012	
Royalty Acquisition	Depomed	$240,500,000	October 2013	
Senior Secured Financing	LENSAR	$60,000,000	October 2013	Converted to equity in Q2 2017
Senior Secured Financing	Direct Flow Medical, Inc.	$60,000,000	November 2013	Written down to ~$10 MM in 4Q16
Royalty Acquisition	VB Viscogliosi Bros., LLC	$15,500,000	June 2014	
Royalty Acquisition	University of Michigan	$65,600,000	November 2014	
Senior Secured Financing	CareView Communications	$40,000,000	June 2015	
Royalty Acquisition	AcelRx Pharmaceuticals, Inc.	$65,000,000	September 2015	
Royalty Acquisition	kybella	$9,500,000	July 2016	

7 Concluded Deals

Deal type	Company	Amount	Date
Senior Secured Financing	Durata Therapeutics	$70,000,000	October 2013
Royalty Transaction/ Senior Secured Financing	AxoGen	$20,800,000	October 2012
Senior Secured Financing	Merus Labs	$55,000,000	July 2012
Royalty Transaction/ Senior Secured Financing	Avinger	$40,000,000	April 2013
Senior Secured Financing	Paradigm Spine	$75,000,000	February 2014
Royalty Acquisition	ARIAD	Up to $140,000,000	July 2015
Senior Secured Note Purchase	kaléo	$150,000,000	April 2014

Concluded deals have yielded an average IRR of 15.9%

Direct Flow Medical not considered concluded as we are still in process of monetizing assets

PDL™

PDL Sells kaleo Asset

- Entered into agreement on September 21, 2017 with third party purchaser.
- Sold entire interest in kaleo note.
- The purchaser paid PDL an amount equal to 100% plus a premium of approximately 1% for the aggregate purchase price of $141.7 million.
  - This is subject to an 18-month escrow holdback of $1.4 million against certain potential contingencies.

PDL™

Settlement with Valeant

- On October 27th, we and Depomed entered into a settlement agreement with Valeant Pharmaceuticals International, Inc.
- Agreement resolves all matters addressed in Depomed lawsuit of September 7, 2017 relating to underpayment of royalties by Valeant.
- Litigation is dismissed with prejudice, and Valeant paid a one-time, lump-sum payment of $13 million to be transferred to PDL.
- In addition, a $6.9 million royalty payment for Glumetza (including authorized generic form) for September sales was received in October.

PDL™

Third Quarter 2017 Financials

(In thousands, except per share amounts) (unaudited)	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Royalties from Queen et al. patents	$ 1,443	$ 14,958	$ 31,884	$ 150,645
Royalty rights - change in fair value	35,353	16,085	132,224	(11,872)
Interest revenue	6,051	8,594	16,968	24,901
Product revenue, net	20,067	14,128	51,477	14,128
License and other	(165)	(127)	19,471	7
Total revenues	62,749	53,638	252,024	177,809
Cost of product revenue	5,565	-	12,632	-
Amortization of intangible assets	6,275	6,014	18,438	6,014
General and administrative expenses	11,989	10,396	35,853	27,193
Sales and marketing	4,994	11	11,194	11
Research and development	605	1,933	6,652	1,933
Change in fair value of anniversary payment and contingent consideration	700	2,083	3,349	2,083
Acquisition-related costs	-	546	-	3,505
Total operating expenses	30,128	20,983	88,118	40,739
Operating income	32,621	32,655	163,906	137,070
Interest and other income, net	238	162	726	404
Interest expense	(5,096)	(4,513)	(15,082)	(13,524)
Gain on bargain purchase	(2,276)	-	3,995	-
Income before income taxes	25,487	28,304	153,545	123,950
Income tax expense	4,755	14,400	65,180	50,011
Net income	20,732	13,904	88,365	73,939
Less: Net income/(loss) attributable to noncontrolling interests	-	(3)	(47)	(3)
Net income attributable to PDL's shareholders	$ 20,732	$ 13,907	$ 88,412	$ 73,942
Net income per share - Basic	$ 0.14	$ 0.08	$ 0.56	$ 0.45
Net income per share - Diluted	$ 0.14	$ 0.08	$ 0.56	$ 0.45

PDL™

Third Quarter 2017 Financials

Condensed consolidated balance sheet (unaudited)	**September 30, 2017**	**December 31, 2016**
Cash, cash equivalents and investments	$ 516,494	$ 242,141
Total notes receivable	$ 70,636	$ 270,950
Total royalty rights - at fair value	$ 351,969	$ 402,318
Total assets	$ 1,223,838	$ 1,215,387
Convertible notes payable	$ 240,638	$ 232,443
Total stockholders's equity	$ 822,982	$ 755,423

PDL™

Question and Answer Session